Exhibit 12a

                      STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                                 EARNINGS TO FIXED CHARGES
                                   (Dollars in Thousands)
                                12 Months
                                   Ending                Year Ended December 31
                                    March  ------------------------------------------------
                                 31, 1998      1997      1996      1995     1994      1993
                                ---------  ------------------------------------------------
EARNINGS AVAILABLE FOR
 FIXED CHARGES
  Pre-tax income:
    Income from continuing
      operations per statement
      of income                  $159,093  $125,698  $167,351  $128,382  $79,312  $163,812
    Federal income taxes          103,664    47,725   107,747    91,519   74,816    93,702
    Federal income taxes charged
      to other income - net         9,754    11,876    (1,608)  (12,068)  22,687      (418)
    Capitalized interest             (334)     (360)     (600)     (660)    (400)     (791)
    Undistributed (earnings) or
      losses of less-than-
      fifty-percent-owned
      entities                        165      (608)      460     8,325      743        --
                                 --------  ------------------------------------------------
      Total                      $272,342  $184,331  $273,350  $215,498 $177,158  $256,305

  Fixed charges:
    Interest expense             $129,076  $123,439  $122,635  $131,346 $126,555  $120,962
    Other interest                    334       360       600       660      400       791
    Portion of rentals
      representative of the
      interest factor               3,137     3,143     4,187     5,150    5,555     5,570
                                 --------  ------------------------------------------------
      Total                      $132,547  $126,942  $127,422  $137,156 $132,510  $127,323

  Earnings available for
    combined fixed charges       $404,889  $311,273  $400,772  $352,654 $309,668  $383,628
                                 ========  ================================================
RATIO OF EARNINGS TO
  FIXED CHARGES                     3.05x     2.45x     3.15x     2.57x    2.34x     3.01x

Exhibit 12b

                     STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
             EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (Dollars in Thousands)
                                12 Months
                                   Ending                Year Ended December 31
                                    March  ------------------------------------------------
                                 31, 1998      1997      1996      1995     1994      1993
                                ---------  ------------------------------------------------
EARNINGS AVAILABLE FOR COMBINED
 FIXED CHARGES AND PREFERRED
 DIVIDEND REQUIREMENTS

  Pretax income:
    Income from continuing
      operations per statement
      of income                  $159,093  $125,698  $167,351  $128,382  $79,312  $163,812
    Federal income taxes          103,664    47,725   107,747    91,519   74,816    93,702
    Federal income taxes charged
      to other income - net         9,754    11,876    (1,608)  (12,068)  22,687      (418)
                                 --------  ------------------------------------------------
      Subtotal                    272,511   185,299   273,490   207,833  176,815   257,096
  Capitalized interest               (334)     (360)     (600)     (660)    (400)     (791)
  Undistributed (earnings) or
    losses of less-than-fifty-
    percent-owned entities            165      (608)      460     8,325      743        --
                                 --------  ------------------------------------------------
      Total                      $272,342  $184,331  $273,350  $215,498 $177,158  $256,305

  Fixed charges:
    Interest expense             $129,076  $123,439  $122,635  $131,346 $126,555  $120,962
    Other interest                    334       360       600       660      400       791
    Portion of rentals
      representative of the
      interest factor               3,137     3,143     4,187     5,150    5,555     5,570
                                 --------  ------------------------------------------------
      Total                      $132,547  $126,942  $127,422  $137,156 $132,510  $127,323

Earnings available for
  combined fixed charges
  and preferred dividend
  requirements                   $404,889  $311,273  $400,772  $352,654 $309,668  $383,628
                                 ========  ================================================

DIVIDEND REQUIREMENT:
  Fixed charges above            $132,547  $126,942  $127,422  $137,156 $132,510  $127,323
  Preferred dividend
    requirements below             26,661    26,250    36,249    36,674   45,441    29,904
                                 --------  ------------------------------------------------
      Total                      $159,208  $153,192  $163,671  $173,830 $177,951  $157,227
                                 ========  ================================================

                                12 Months
                                   Ending                Year Ended December 31
                                    March  ------------------------------------------------
                                 31, 1998      1997      1996      1995     1994      1993
                                ---------  ------------------------------------------------
RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  DIVIDEND REQUIREMENTS              2.54      2.03      2.45      2.03     1.74      2.44

COMPUTATION OF PREFERRED
  DIVIDEND REQUIREMENTS:
  (a) Pre-tax income             $272,511  $185,299  $273,490  $207,833  $176,815  $257,096
  (b) Income from continuing
        operations               $159,093  $125,698  $167,351  $128,382  $ 79,312  $163,812
  (c) Ratio of (a) to (b)          1.7129    1.4742    1.6342    1.6189    2.2294    1.5695
  (d) Preferred dividends        $ 15,565  $ 17,806  $ 22,181  $ 22,654  $ 20,383  $ 19,054
  Preferred dividend
    requirements
      [(d) multiplied by (c)]    $ 26,661  $ 26,250  $ 36,249  $ 36,674  $ 45,441  $ 29,904
                                 ========  ================================================